10:54:14 AM                                             EXHIBIT 99. 10


                 MBNA MASTER CREDIT CARD TRUST II SERIES 1995-F

                            KEY PERFORMANCE FACTORS
                                      JUNE, 1996



        Expected B Maturity                                       09/15/00


        Blended Coupon                                             7.0192%


        Excess Protection Level
          3 Month Average                                            4.28%
        June, 1996                                                   4.19%
        May, 1996                                                    4.44%
        April, 1996                                                  4.20%


        Cash Yield                                                  16.85%


        Investor Charge Offs                                         4.11%


        Base Rate                                                    8.55%


        Over 35 Day Delinquency                                      3.97%


        Seller's Interest                                           19.37%


        Total Payment Rate                                          10.78%


        Total Principal Balance                         $16,975,561,627.28


        Investor Participation Amount                      $500,000,000.00


        Seller Participation Amount                      $3,287,686,627.28